UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 29, 2011

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2011, we entered into Amendment No. 1 (the “Amendment”) to our $800 million Amended and Restated Credit Agreement (the “Credit Agreement”) with Citicorp USA, Inc., as Administrative Agent, and various other financial institutions.

The Amendment, among other things, extends the scheduled termination date of the Credit Agreement, reduces interest rates on revolving loans and, in certain circumstances, reduces unused commitment fees.

As set forth in the Amendment, outstanding revolving loans made under the Credit Agreement accrue interest during the initial six-month period after the effectiveness of the Amendment at the rate of either (i) a base rate plus a margin of 1.25% or (ii) LIBOR plus a margin of 2.25% per annum. Thereafter, outstanding revolving loans made under the Credit Agreement accrue interest at a base rate plus a margin ranging from 1.00% to 1.50% or LIBOR plus a margin ranging from 2.00% to 2.50% per annum as set forth in a grid based on available credit. The unused commitment fee will be payable on the undrawn portion of the credit facility during the initial six-month period after the effectiveness of the Amendment at the rate of 0.438% per annum. Thereafter, the unused commitment fee will range from 0.375% to 0.50% per annum as set forth in a pricing grid based on available credit.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms and provisions of the Amendment filed as an exhibit to this report, the terms of which are incorporated herein by reference.

Certain of the lenders party to the Credit Agreement and the Administrative Agent, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1, dated as of November 29, 2011, to that certain Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Registrant, Citicorp USA, Inc., as administrative agent, and the financial institutions named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff
Senior Vice President and General Counsel

Date: December 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1, dated as of November 29, 2011, to that certain Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Registrant, Citicorp USA, Inc., as administrative agent, and the financial institutions named therein.